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           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

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SMITH BARNEY SECTOR SERIES INC. - BIOTECHNOLOGY FUND
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney Biotechnology Fund (the "Biotechnology Fund"), a series of Smith Barney Sector Series Inc., (the "Corporation") hereby appoints R. Jay Gerken, Christina T. Sydor, Lewis E. Daidone and Michael Kocur, attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Biotechnology Fund that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the Citigroup Center, 153 East 53rd Street, New York, New York on April 14, 2003 at 10:00 a.m. and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus /Proxy Statement dated March _____, 2003 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

     Vote via the Facsimile: 1-888-796-9932
     Vote via the Internet: https://vote.proxy-direct.com
     Vote via the Telephone: 1-800-597-7836
     Control Number: 999 9999 9999 999

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE


          Date:
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          Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


          -------------------------------------------
          Signature(s) (Title(s), if applicable


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            Please fold and detach card at perforation before mailing
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Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

1. To approve the Corporation's Plan of Reorganization providing for: (i) the acquisition of all of the assets and liabilities of the Biotechnology Fund by the Smith Barney Health Sciences Fund (the "Health Sciences Fund"), also a series of the Corporation (ii) the amendment of the Corporation's Charter reclassifying all shares of the Biotechnology Fund as shares of the Health Sciences Fund, and (iii) the accomplishment of the reclassification by the issuance of such shares of the Health Sciences Fund to shareholders of the Biotechnology Fund.

     For               Against           Abstain
     [_]               [_]               [_]


     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE